SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):
                         February 25, 1997


                 SEARS ROEBUCK ACCEPTANCE CORP.

       (Exact name of registrant as specified in charter)



   Delaware          1-4040                51-0080535
(State or Other     (Commission         (IRS Employer
Jurisdiction of     File Number)        Identification No.)
Incorporation)



3711 Kennett Pike, Greenville, Delaware              19807
(Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code (302) 888-3112

Item 5.        Other Events.

          On February 25, 1997, Registrant issued $300,000,000 aggregate principal amount of Registrant's 6.625% Notes due February 25, 2002 (the "Notes") pursuant to a Subscription Agreement executed February 24, 1997, among the Registrant,
Sears, Roebuck and Co. ("Sears") and J.P. Morgan Securities Limited, ABN AMRO Bank N.V., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, UBS Limited, Banque
Brussels Lambert S.A., Banca Commerciale Italiana, Banque
Paribas, Barclays de Zoete Wedd Limited, Deutsche Bank AG London, Merrill Lynch International, Morgan Stanley & Co. International Limited and Salomon Brothers International. The Notes were sold to the public at an issue price of 101.421%, with a combined management and underwriting commission of 0.325% and a selling concession of 1.55%, pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended.

                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SEARS ROEBUCK ACCEPTANCE CORP.




Date:  February 27, 1997      By: /S/Stephen D. Carp
                                   STEPHEN D. CARP
                                   Vice President, Finance
                                   and Assistant Secretary